                                                                   EXHIBIT 10.47



                                 LEASE AGREEMENT


                                     BETWEEN

                        BELLEMEAD DEVELOPMENT CORPORATION

                                       AND

                        SCHOENKE & ASSOCIATES CORPORATION

                                TABLE OF CONTENTS

                             20250 CENTURY BOULEVARD
                           GERMANTOWN, MARYLAND 20874

   Paragraph                                                          Page
   ---------                                                          ----
      1     Basic Lease Provisions ................................      1
      2     Demised Premises ......................................      3
      3     Term ..................................................      3
      4     Use ...................................................      5
      5     Minimum Rent ..........................................      5
      6     Cost of Living Adjustments to Rent ....................      6
      7     Adjustments to Rent ...................................      6
      8     Deposits ..............................................      9
      9     Assignment and Subletting .............................     11
     10     Landlord's Work .......................................     13
     11     Maintenance by Tenant .................................     13
     12     Alterations ...........................................     13
     13     Tenant's Agreement ....................................     14
     14     Entry for Repairs and Inspection ......................     15
     15     Insurance Rating ......................................     15
     16     Tenant's Insurance ....................................     16
     17     Tenant's Equipment ....................................     17
     18     Utilities and Services ................................     18
     19     Indemnity .............................................     19
     20     Damage to Demised Premises ............................     19
     21     Damage to Personal Property and Person ................     20
     22     Destruction, Fire and Other Casualty ..................     20
     23     Bankruptcy or Insolvency ..............................     22
     24     Default of Tenant .....................................     24
     25     waiver ................................................     28
     26     Subordination .........................................     28
     27     Condemnation ..........................................     29
     28     Rules and Regulations .................................     30
     29     Right of Landlord to Cure Tenant's Default;
              Late Payments .......................................     30
     30     Holding Over ..........................................     31
     31     No Representations by Landlord ........................     31
     32     Brokers ...............................................     32
     33     Notices ...............................................     32
     34     Estoppel Certificates .................................     32
     35     Financing Requirements ................................     32
     36     Covenants of Landlord .................................     33
     37     Lien for Rent .........................................     33
     38     Successors and Assigns ................................     33
     39     Entire Agreement ......................................     34
     40     Applicable Law ........................................     34
     41     Limitation of Landlord's Liability ....................     34
     42     Waiver of Redemption ..................................     34
     43     No Option .............................................     34
     44     Attorney's Fees .......................................     34
     45     Partial Invalidity ....................................     35

     46     Pronouns ..............................................     35
     47     Parking ...............................................     35
     48     Costs Associated with Landlord's Approval .............     36

  Exhibits

     A      Demised Premises
     A-1    Construction Specifications
     A      Work Letter
     C      Rules and Regulations
     D      Sample Rent Letter
     E      Cleaning and Char Service Specifications
     F      Legal Holidays


                                      (ii)

                                 LEASE AGREEMENT

          THIS LEASE AGREEMENT ("Lease") is made as of the date set forth below, by and between BELLEMEAD DEVELOPMENT CORPORATION ("Landlord") and SCHOENKE & ASSOCIATES CORPORATION ("Tenant").

                                   WITNESSETH

     In consideration of the mutual agreements hereinafter set forth, the parties do hereby mutually agree as follows:

     1. BASIC LEASE PROVISIONS. The following are certain lease provisions which are part of, and, in certain instances, referred to in, subsequent provisions of this Lease:

          (a)  Date of Lease: DEC 30 1996

          (b)  Landlord: Bellemead Development Corporation, a Delaware
                         Corporation

          (c)  Tenant: Schoenke & Associates Corporation, a Maryland Corporation

          (d)  Demised Premises:    approximately 14,720 square feet of rentable
                                    area on the 4th floor(s) of the building located in the 270 Corporate Center
                                    ("Center") at 20250 Century Boulevard,
                                    Germantown, Maryland 20874 ("Building")

          (e)  Term: Ten (10) Years

          (f)  Estimated Commencement Date: March 1, 1997

          (g)  Use: General Office and Administrative

          (h)  Minimum Rent:        $242,880 per annum (14,720 square feet at
                                    $16.50 per square foot) $ 20.240 per month

          (i)  Tenant's Operating Expense Allowance:

               See Addendum Paragraph 6

          (j)  Tenant's Real Estate Tax Allowance:

               See Addendum Paragraph 7

          (k) Tenant's Pro Rata Share: 13.78% (based on 106,754 rentable square feet in the Building)

          (l)  Deposits:   $ 100,000 security deposit (see Addendum paragraph 9
                           for provisions regarding partial release of security deposit)
                           $ 20,240 first month's Minimum Rent

          (m)  Deadline for Delivery of Tenant's Plans and Specifications:
               December 31, 1996

          (n)  Broker:     CB Commercial Real Estate Group
                           6550 Rock Spring Drive, Suite 200
                           Bethesda, MD 20817
                           Attn: Brendan Cassidy

                           Penrose Corporate Advisory Services
                           15245 Shady Grove Road, Suite 390
                           Rockville, MD 20850
                           Attn: Larry E. Walker

                           Julien J. Studley, Inc.
                           8180 Greensboro Drive, Suite 750
                           McLean, VA 22102
                           Attn: Steve Hubberman

          (o)  Landlord's Address:           Bellemead Development Corporation
                                             20201 Century Boulevard
                                             Germantown, MD 20874

                                             with a copy to:

                                             Bellemead Development Corporation
                                             Four Becker Farm Road
                                             Roseland, NJ 07068
                                             Attn: Legal Department

                                             and an additional copy to
                                             Landlord's Agent:

                                             Bellemead Management Co., Inc.
                                             20251 Century Boulevard
                                             Germantown, MD 20874

          (p)  Tenant's Address:             20250 Century Boulevard
                                             Fourth Floor
                                             Germantown, MD 20874
                                             Attn: David C. Evans, Chief
                                             Operating and Financial
                                             Officer

               (q)  Parking:            Forty-four (44) Spaces
                                        (See paragraph 47 for further parking
                                        provisions)

     2. DEMISED PREMISES. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, for the term and upon the conditions herein provided the premises described in Paragraph 1(d) above and shown on the plan attached hereto as Exhibit A (the "Demised Premises"). Landlord shall have the right at its option to relocate Tenant and to substitute for the Demised Premises other comparable space in the Building or Center containing at least as much rental area as the original Demised Premises. Landlord shall have the right to notify Tenant in writing at least sixty (60) days in advance of Landlord's intent to relocate Tenant and to substitute for the Demised Premises other comparable space in the Building or Center containing at least as much rental area as the original Demised Premises. If Tenant is not willing to be relocated, Tenant shall so notify Landlord within ten (10) days of Tenant's receipt of the initial notification from Landlord. Landlord shall then have the option of either requiring Tenant to relocate or allowing Tenant to remain in the original Demised Premises. If Landlord elects to require Tenant to relocate, Landlord shall notify Tenant in writing. Tenant shall have ten (10) days from receipt of such notice to (a) accept such relocation or (b) terminate the Lease without any penalty whatsoever. In the event Tenant elects to terminate the Lease, Tenant shall have no less than one hundred fifty (150) days to vacate the Demised Premises. If Tenant elects to terminate the Lease, Landlord shall have the option of canceling the relocation by notifying the Tenant in writing within ten
(10) days of Landlord's receipt of Tenant's election to terminate, in which event Tenant's election to terminate shall be null and void and the Lease shall continue in full force and effect. In the event Tenant determines to accept such relocation, Landlord shall relocate Tenant to other comparable space in the Building or Center containing at least as much rental area as the original Demised Premises. Such substituted premises shall have substantially the same floor plan as the Demised Premises and shall be improved by Landlord at its expense with decorations and improvements at least equal in quantity and quality to those originally installed in the Demised Premises at Landlord's expense. Landlord shall pay the Tenant's reasonable costs of moving including, but not limited to, reasonable costs of reprinting stationery and other business materials, installation of telecommunication equipment, computer cabling and mechanical file systems and door lettering.

     3.   TERM.

          (a) This Lease shall be for the term ("Term") set forth in paragraph 1(e) above (or until such Term shall sooner cease ease and expire as hereinafter provided) beginning on the Lease Commencement Date (hereinafter defined) and ending at midnight on the last day of the Term; provided, however, if the Lease Commencement Date is other than the first day of a calendar month, the period between the Lease Commencement Date and the first day of the next calendar month shall be added to the Term.

         (b) The parties intend that the Lease Commencement Date be on or about the date set forth in Paragraph 1 (f) hereof (the "Estimated Commencement Date"), but the Lease Commencement Date shall be fixed and ascertained as hereinafter set forth. The Lease Commencement Date shall be the earlier of: (i) the date upon which the Demised Premises shall be "substantially completed", as defined in the Work Letter (attached as Exhibit B) or (ii) the date upon which the Tenant shall take possession of all or any part of the Demised Premises for the conduct of its business.

         (c) After the Lease Commencement Date, Landlord and Tenant, promptly upon the request of either of them, will execute and deliver to each other an agreement in recordable form setting forth the Lease Commencement and Termination Dates.

         (d) If prior to the Lease Commencement Date, Tenant shall enter the Demised Premises to make any installations of its equipment, fixtures and furnishings, Landlord shall have no liability or obligation for the care or preservation of Tenant's property, except for damage caused by Landlord's gross negligence or willful misconduct.

         (e) Landlord agrees to provide access to Tenant's outside vendors and installers of telephone equipment, computer cabling, kardex files and kitchen appliances during the course of construction, to permit Tenant's installations of such equipment. Notwithstanding, the parties agree that the failure of such companies to complete the installation of equipment and to provide service on the Lease Commencement Date shall not delay or defer the determination of the Lease Commencement Date and the obligation of Tenant to pay rent therefrom, unless such delay is caused solely by the Landlord, in which event the obligation to pay rent shall be delayed one day for each day of delay caused solely by Landlord; provided, however, that Landlord's, or its agents', actions in connection with completion of the improvements to the Demised Premises shall not be deemed to be a cause of delay.

         (f) Anything contained in this paragraph to the contrary notwithstanding, if for any reason the Demised Premises are not ready for occupancy on the Estimated Commencement Date, this Lease shall nevertheless continue in full force and effect; the Lease Commencement Date shall be advanced until the Demised Premises are "substantially completed"; and the termination date shall be adjusted to provide the full Term set forth above; provided, however, that if the Demised Premises are not substantially completed by one year from the Estimated Commencement Date, then Tenant shall have the option of terminating this Lease by providing Landlord with written notice of its decision to terminate the Lease within thirty (30) days of the first anniversary of the Estimated Commencement Date.

         (g) In the event the Lease Commencement Date is postponed due to any reason set forth in Paragraph D, subparagraphs 1 through 5, of the Work Letter, or any other delay caused by Tenant, Tenant shall pay to Landlord as Additional Rent, one day's rent computed in accordance with this Lease for each calendar day of delay as liquidated damages.

         (h) In the event the Demised Premises are not substantially completed by the Estimated Commencement Date, Landlord shall not be liable or responsible for any claims, damages or liabilities by reason of such delay, nor shall the obligations of Tenant hereunder be affected, except as specifically set forth above.

     4. USE. Tenant will use and occupy the Demised Premises solely for the uses set forth in Paragraph 1(g) above, in accordance with the certificate of occupancy and the use permitted under applicable zoning regulations and for no other purpose. Tenant will not use or occupy the Demised Premises for any unlawful, disorderly, or hazardous purpose, and will not manufacture any commodity or prepare or dispense any food or beverage therein, except for Tenant's personal use in the Demised Premises. Tenant will comply with all present and future laws, regulations and governmental requirements of any governmental or public authority having jurisdiction over the Demised Premises.

     5. MINIMUM RENT.

        (a) Tenant covenants and agrees to pay to Landlord as rent for the Demised Premises the amount set forth in Paragraph 1(h) above ("Minimum Rent"). Minimum Rent shall be payable in advance on the first day of each calendar month during the Term of this lease. Tenant shall also pay, as Additional Rent, all such other sums of money as shall become due from and payable by Tenant to Landlord under this Lease. Unless otherwise specified herein, Additional Rent shall be paid by Tenant with the next instillment of Minimum Rent falling due. Landlord shall have the same remedies for default for the payment of Additional Rent as are available to Landlord in the case of a default in the payment of Minimum Rent.

        (b) If the Lease Commencement Date occurs on a day other than on the first day of a month, rent from the Lease Commencement Date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30) of the fixed monthly rental for each such day, payable in advance on the Lease Commencement Date.

          (c) Tenant will pay said rent without demand, deduction, set-off or counterclaim, by check to Landlord's Agent: Bellemead Management Co., at Four Becker Farm Road, Roseland, NJ 07068 or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time or times accept said rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute a waiver of any or all of Landlord's rights hereunder.

     6. COST OF LIVING ADJUSTMENTS TO RENT.

         On the first day of the second Lease Year, as hereinafter defined, and on the first day of each subsequent Lease Year, Annual Rent then in effect shall be increased by two and one-half percent (2.5%). "Lease Year" shall mean each twelve month period running from the Lease Commencement Date, or the first day of the first month following the Lease Commencement Date if the Lease Commencement Date is other than the first day of a month.

     7. ADJUSTMENTS TO RENT.

         (a) Commencing with calendar year 1998 and continuing for each calendar year thereafter throughout the term, including the calendar year in which this Lease terminates, Tenant shall pay to Landlord as Additional Rent, (i) Tenant's Pro Rata Share (as defined below) of the excess, if any, of the Operating Expenses (hereinafter defined) for the Building for such calendar year over Tenant's specified operating expense allowances set forth in Paragraph 1(i) above and (ii) Tenant's Pro Rata Share of the excess, if any, of the Real Estate Taxes (hereinafter defined) for such calendar year over Tenant's specified real estate tax allowance set forth in Paragraph 1(j) above. Tenant's share of increases in Operating Expenses for 1998 and for the last calendar year of the term shall be adjusted by multiplying the Tenant's share for the full calendar year by a fraction, numerator of which is the number of days during 1997 or the last calendar year of the term, as applicable, during which the Lease had commenced and was in effect, and the denominator of which is 365. Landlord and Tenant hereby agree that Tenant's Pro Rata Share shall be the percentage set forth in Paragraph 1(k) above ("Pro Rata Share"), which represents the ratio that the area of the Demised Premises bears to the total rentable area of office space contained in the Building.

         (b) The term "Operating Expenses" shall mean all of the costs and expenses incurred in operating and maintaining the

Building, as determined by Landlord, including by way of illustration, but not limitation: (i) rent taxes, (ii) gross receipts taxes (whether assessed against the Landlord or assessed against the Tenant and collected by the Landlord, or both; provided Operating Expenses shall not include any income taxes of Landlord), (iii) water and sewer charges, (iv) insurance premiums, (v) utilities, (vi) managements costs, fees and commissions, (vii) maintenance and repair expenses, including salaries, wages and other personnel costs of janitors, engineers, superintendents, watchmen and other Building employees,
(viii) supplies, (ix) costs and upkeep of all parking and common areas, and (x) the costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building. Operating Expenses shall not include: (i) principal and interest payments on any mortgages, deeds of trust or other financing encumbrances, (ii) leasing commissions payable by Landlord, (iii) deductions for depreciation of the Building, or (iv) those additional exclusions from Operating Expenses set forth in Paragraph 8 of the Addendum. Operating expenses shall include the yearly amortization of capital costs incurred by Landlord (i) for improvements or structural repairs to the Building required to comply with any changes in the laws, rules or regulations of any governmental authority having jurisdiction, or (ii) for purposes of reducing operating expenses, which costs shall be amortized over the useful life of such improvements or repairs as reasonably estimated by Landlord. If the parking facilities for the Building ever generate income for the Landlord, such income be applied to offset any Operating Expenses attributable solely to the operation of the parking facilities.

         (c) The term "Real Estate Taxes" shall include all taxes, general and special, or ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the land by any governmental authority or agency (including W.S.S.C. connection and usage fees). Landlord shall have no obligation to contest, object or litigate the levying or imposition of Real Estate Taxes, and may settle, compromise, consent to, waive or otherwise determine in its discretion any such taxes without consent of Tenant. Real Estate Taxes which are being contested by Landlord shall be included for purposes of computing Tenant's Pro Rata Share of increased Real Estate Taxes, but if Tenant shall have paid any amount of Additional Rent pursuant to this paragraph and Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payments shall have been based, Landlord shall pay to Tenant its Pro Rata Share of such refund, less all costs involved in obtaining said refund. If any taxes are separately assessed against Landlord or the Building due to improvements, alterations, additions and substitutions undertaken by or at the specific request of Tenant, Tenant shall be solely responsible for the payment of such tax.

         (d) After the end of each calendar year during the Term, Landlord shall determine the amount, if any, by which the Operating Expenses for the Building and the Real Estate Taxes during the preceding calendar year exceeded the allowances set forth in Paragraphs 1(i) and 1(j), respectively, above. Within ninety (90) days after the close of each calendar year, Landlord shall provide to Tenant a detailed written statement of this determination, including Tenant's Pro Rata Share of increased Operating Expenses and Real Estate Taxes for the ensuing calendar year ("Expense Statement"). Failure by Landlord to give such Expense Statement by such date shall not constitute a waiver by Landlord of its right to require an increase in rent. Upon receipt of the Expense Statement for the preceding year, Tenant shall pay in full with the next monthly rent falling due the total amount of increase due for the preceding year and the amount of any such increase shall be used as an estimate for the ensuing year. Said estimate shall be divided into twelve (12) equal monthly installments and shall be payable by Tenant to Landlord concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next year's statement is rendered. If the next or any succeeding year results in a greater increase in Operating Expenses or Real Estate Taxes, then upon receipt of an Expense Statement from Landlord, Tenant shall pay a lump sum equal to its Pro Rata Share of such total increase in Operating Expenses and Real Estate Taxes over the base, less the total of the monthly installments of estimated increases paid in the previous lease year for which comparison is then being made to the base; and the estimated monthly installments to be paid for the next year, following said year, shall be adjusted to reflect such increase. If in any year Tenant's Pro Rata Share of increased Operating Expenses and/or Real Estate Taxes be less than the preceding year, then upon receipt of Landlord's Expense Statement, any other payment made by Tenant on the monthly installment basis provided above shall be credited toward the next monthly rent falling due and the estimated monthly installments of Operating Expenses and/or Real Estate Taxes, as applicable, to be paid shall be adjusted to reflect such lower Operating Expenses or Real Estate Taxes for the most recent comparison year.

         (e) Even though the Term has expired and Tenant has vacated the Demised Premises, when the final determination is made of Tenant's Pro Rata Share of increased Operating Expenses and Real Estate Taxes for the year in which the Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

         (f) Each Expense Statement provided by Landlord pursuant to this paragraph shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt of the

Expense Statement, Tenant shall notify Landlord that it disputes the correctness of the Expense Statement, specifying the respects in which the Expense Statement is claimed to be incorrect. Tenant, at its expense, shall then have the right to audit Landlord's books and records relating to the Expense Statement. Pending determination of the dispute, Tenant shall pay within ten (10) days from notice any amounts due from Tenant in accordance with the Expense Statement, but such payment shall be without prejudice to Tenant's position. Tenant shall notify Landlord in writing of its intent to perform an audit within ninety said ninety
(90) day period. The audit shall be performed at Tenant's expense, during regular business hours, at the office where Landlord maintains in Operating Expense records, or, at Tenant's request and expense, Landlord will provide Tenant with copies of such records. Landlord agrees to maintain all Operating Expense records for the Building for a minimum of two (2) years. Any audit shall be conducted by Tenant or by an independent accounting firm that is not compensated by Tenant on a contingency fee basis. Notwithstanding anything to the contrary provided herein, in the event the audit reveals a discrepancy of more than seven percent (7%), Landlord shall reimburse Tenant for the reasonable costs of the audit. In the event the audit discloses any overpayment by Tenant, Landlord shall refund such overpayment to Tenant within thirty (30) days of demand.

         (g) In the event that any statute, regulation, or proclamation having the effect of law prevents an increase in the rent in accordance with any term or provision of this Lease, the amount of the increase in the rent which would have gone into effect but for the operation of such statute, regulation, or proclamation will be accumulated. Said accumulated amount will be payable in twelve equal monthly installments beginning immediately after such statute, regulation, or proclamation ceases to prohibit such rental increases and will be payable in addition to the then current Minimum Rent. If the Demised Premises are still under Lease at the time that such statute, regulation or proclamation ceases to prohibit such rental increases, then the current Rent shall be immediately increased to the level where it would have been had no such statute, regulation or proclamation ever been in effect.

         (h) Notwithstanding anything contained in this article, the rental payment by Tenant shall in no event be less than the rent specified herein.

     8. DEPOSITS. Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Paragraph 1(1) above as a deposit to be applied against the first month's Minimum Rent. In addition, Tenant shall pay to Landlord as a security deposit the sum set forth in Paragraph 1(1) above in cash or in the form of a letter of credit. If the security deposit is in the form of a letter of credit, the letter of credit shall be irrevocable and unconditional, in standard form, and issued to Landlord for a term expiring no earlier than thirty (30) days following the expiration of the term of this Lease. In the event Tenant is unable to obtain a letter of credit for such term, it may substitute a series of letters of credit, each having a term of one year. Tenant shall deliver each replacement letter of credit to Landlord not less than thirty (30) days prior to the end of each lease year. Upon receipt of the replacement letter of credit, Landlord shall return the previous letter of credit to Tenant (or the proceeds of the letter of credit less draws permitted hereunder in the event of Tenant's default). Time is of the essence as to this requirement and Tenant's failure to deliver the replacement letter(s) of credit within the time frame set forth herein shall be deemed a material Default. Such deposit (which, if in the form of cash, shall bear interest to Tenant) shall be considered as security for the prompt payment and performance by Tenant of all of Tenant's obligations under this Lease. Provided there has not been a Default under this Lease, Landlord shall reduce the security deposit and refund portions thereof to Tenant in accordance with the schedule contained in Paragraph 9 of the Addendum. Upon expiration of the Term hereof (or any renewal or extension thereof in accordance with this Lease), Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant. In the event of any Default (as defined hereafter) by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to draw upon the letter of credit and apply all or any portion of the security deposit to cure such Default, in which event Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the security deposit to its original amount. The use application or retention of the security deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall be entitled to look to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the security deposit, or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the security deposit. In such event, upon the return of the security deposit (or balance thereof) to the original Tenant, Landlord shall be completely relieved of liability under this paragraph. The security deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

     9. ASSIGNMENT AND SUBLETTING.

         (a) Except as otherwise expressly provided to the contrary herein, Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the Demised Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed. Sales aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interests or membership interests (if Tenant is a partnership or limited liability company) shall be deemed to be an assignment of this Lease; provided the merger or consolidation of Tenant with another entity where the surviving entity has a net worth of at least equivalent to the greater of (a) the net worth of Tenant as of the date hereof or (b) the net worth of Tenant immediately prior to such merger or consolidation, shall not be deemed to be an assignment of this Lease. Tenant shall also have the right to sublease all or a portion of the Demised Premises to an affiliate of Tenant without the Landlord's prior consent; provided Tenant provides Landlord with prior written notice of such sublease, which notice shall include the form of the sublease. Such subletting shall not relieve Tenant of any liability under the Lease. For the purposes of this section, the term "affiliate" shall mean any entity which controls, is controlled by or is under common control with Tenant. "Control" shall mean the ownership of at least 51% of the voting stock.

         (b) Except as provided in subparagraph (a) above, if Tenant shall desire to sublet all or any portion of the Demised Premises or assign this Lease, it shall first submit in writing to Landlord:

               (i) the name(s) and address(es) of the proposed subtenant(s) or assignee(s), and so long as there shall be any vacant space in the Center, Tenant shall not sublet or assign to an existing tenant of premises in the Center;

               (ii) the terms and conditions of the proposed subletting or assignment, and so long as there shall be any vacant space in the Center, the rent for the assignee or subtenant shall not be less than the fair market rate then being charged for new leases for premises in the Center.

               (iii) the nature and character of the business of the proposed subtenant or assignee; and

               (iv) banking, financial and other credit information relating to the proposed subtenant or assignee reasonably sufficient to enable Landlord to determine the proposed subtenant's or assignee's financial responsibility.

         (c) Tenant shall, by notice in writing as described in subparagraph (b) above, advise Landlord of its intention to sublease or assign from, on and after a stated date (which shall not be less than forty-five (45) days after the date of Tenant's notice) all or any part of the Demised Premises, in which event Landlord shall have the right, to be exercised by giving written notice to Tenant within twenty-five (25) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice. Such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. In the event less than all of the Demised Premises are recaptured, Landlord shall be obligated to construct and erect such partitioning as may be required to sever the portion of the Demised Premises retained by Tenant from the portion of the Demised Premises recaptured. Notwithstanding the foregoing, Landlord's recapture right shall not apply to a sublease of less than 3,000 rentable square feet for less than the remainder of the Term.

         If this Lease is canceled pursuant to the foregoing provision with respect to less than the entire Demised Premises, the rent, Tenant's Pro Rata Share pursuant to Paragraph 1(k) hereof and the parking spaces pursuant to Paragraph 1(q) hereof shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet originally demised under this Lease and this Lease, as so amended, shall continue thereafter in full force and effect.

         In addition to the foregoing requirements, no sublease shall be made if such sublease shall result in an occupancy of more than two (2) tenants, including Tenant hereunder, or if the sublease shall be for a term of less than two (2) years, unless the unexpired term of this Lease shall be less than two
(2) years.

         If Landlord does not elect to recapture the Demised Premises, Tenant shall be free for a period of ninety (90) days thereafter to sublet such space or to assign this Lease to such proposed subtenant(s) or assignee(s) if Landlord shall consent thereto, which consent shall not be unreasonably withheld or delayed, provided that such sublease or assignment shall be on the same terms and conditions set forth in Tenant's notice provided for in subparagraph (b) above.

         (d) In the event Landlord shall not elect to recapture the portion of the Demised Premises which Tenant desires to sublet, or if Tenant shall desire to assign this Lease and Landlord shall not elect to recapture the Demised Premises, and Landlord shall consent to such subletting or assignment, fifty percent (50%) of the sums or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated rental or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing other obligations of Tenant hereunder.

         (e) Any subletting or assignment hereunder shall not in any event release or discharge Tenant hereunder of or from any liability, whether past, present or future, under this Lease and Tenant shall continue fully liable hereunder. The subtenant or assignee shall agree to assume, comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned; and Tenant shall deliver to Landlord promptly after execution, an executed copy of such sublease or assignment and an agreement of assumption or compliance by such subtenant or assignee.

     10. LANDLORD'S WORK. Annexed hereto as Exhibit "B" and made a part hereof is Landlord's Work Letter (the "Work Letter"). Tenant agrees that it shall provide to Landlord, on or before the date set forth in Paragraph 1(m) above, the plans and specifications required by Landlord in accordance with the provisions of the Work Letter and Landlord agrees that it shall construct the Demised Premises in accordance with the Work Letter.

     11. MAINTENANCE BY TENANT. Tenant shall at its expense keep the Demised Premises (including all improvements, fixtures and all other property contained in the Demised Premises) in a neat and clean condition, and in good order and repair, and will surrender the Demised Premises at the end of the Term in as good order and condition as they were at the commencement of the Term, except for reasonable wear and tear and casualties and damages for which Tenant is not responsible hereunder. Tenant shall not commit or suffer to be committed any waste upon the Demised Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or any person outside the Building in contravention of such person's legal rights.

     12. ALTERATIONS. (a) The original improvement of the Demised Premises by Landlord for Tenant shall be in accordance with Exhibit B attached hereto. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Demised

Premises or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided Landlord's consent shall not be required for any alterations within the Demised Premises which do not affect the Building's structural components or systems and which are not visible from the outside of the Building. All alterations, decorations, additions or improvements permitted by Landlord must conform to all governmental and insurance rules and regulations established from time to time. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics' and materialmens, liens upon the land and Building for all work, labor and services to be performed, and material to be furnished, by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Demised Premises, the Building and/or the land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release the default of Tenant in not discharging the same. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant's making any such alterations, decorations, additions or improvements, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Demised Premises, the Building or the land to any mechanic's or materialmen's liens which may be filed in respect of any such alterations, decorations, additions or improvements made by or in behalf of Tenant.

         (b) Landlord reserves the right to (i) construct additional improvements to the Building beyond those shown on the preliminary floor plans and (ii) install and maintain pipes, ducts, conduits, wires and structural elements located in the Demised Premises which serve other parts or other tenants of the Building, provided that no such installation, construction or alterations shall materially impair Tenant's use of the Demised Premises.

     13. TENANT'S AGREEMENT. Tenant further agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Demised Premises or Building, except on the directories and doors of offices, and then only in such size, color and style as the

Landlord shall approve; that the Landlord shall have the right to prohibit any advertisement of any Tenant which in the Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from the Landlord, Tenant shall refrain from and discontinue such advertisement; that the Landlord shall have the right to prescribe the weight, and method of installation and position of safes or other heavy fixtures or equipment and Tenant shall not install in the Demised Premises any fixtures, equipment or machinery that will place a load upon any floor exceeding the floor load per square foot area which such floor was designed to carry; that all damage done to the Building by taking in or removing a safe or any other article of Tenant's office equipment, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant. No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except as approved by the Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of the Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to said Building any of Tenant's merchandise there delivered or deposited.

     14. ENTRY FOR REPAIRS AND INSPECTION. Tenant shall permit Landlord, or its representative(s), to enter the Demised Premises at all reasonable times, following reasonable notice under the circumstances, to examine, inspect and protect the same, and to make such alterations and/or repairs as in the judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last six (6) months of the Term of this Lease. If, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, then Landlord may, at its option, proceed forthwith to have such repairs or replacements made and to pay the cost thereof for Tenant's account. Tenant shall reimburse Landlord for the cost of such repairs or replacements on demand. There shall be no abatement of rent and no liability by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Demised Premises, the Building or in or to fixtures.

     15. INSURANCE RATING. Tenant will not conduct or permit to be conducted any activity or place any equipment in or about the Demised Premises, which will, in any way, increase the rate of insurance premiums on the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment in or about the Demised Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor, within ten (10) days of receipt of written notice, and said sum shall be deemed to be Additional Rent.

     16. TENANT'S INSURANCE.

         (a) Coverage. Tenant shall obtain the issuance of, pay the premiums therefor, and maintain in full force and effect during the Lease term the following types of insurance:

               (1) Comprehensive Liability. A general comprehensive liability insurance policy or policies naming Landlord and any mortgagee or ground lessor of the Building as additional insureds, protecting the Landlord in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) for injuries to or death of one person, and in the amount of One Million and No/100 Dollars ($1,000,000.00) for injuries or deaths arising out of one accident, and in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) for property damage, which amounts may be increased from time to time by the Landlord in its reasonable determination.

               (2) All-Risk Property. All-risk property insurance, naming Landlord and any mortgagee of the Building as additional insureds and loss payees, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Demised Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Demised Premises. Any and all proceeds of such insurance, so long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.

               (3) Worker's Compensation. If and to the extent required by law, worker's compensation or similar insurance in form and amounts required by law.

         (b) Policy Requirements. All insurance polices required to be procured by Tenant under this Lease (1) shall be issued by responsible insurance companies licensed to do business in the jurisdiction in which the Building is located and shall have such form and content as shall be approved by Landlord (which approval shall not be unreasonably withheld if such insurance companies and policies have been approved by the holder of the first deed of trust on the Building); (ii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and (iii) shall contain an express waiver of any right of subrogation by the insurance company against Landlord, its agents and employees with respect to each and every one of the insurance polices required to be procured by Tenant under this paragraph, on or before the Lease Commencement Date, and at least thirty (30) days before the expiration of the expiring policies previously furnished, Tenant shall deliver to Landlord certified copies of, or duplicate originals of, each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, and if Tenant includes the Demised Premises in such blanket coverage, Tenant shall deliver to Landlord a duplicate original or certified copy of each such insurance policy or such other evidence that may be satisfactory to Landlord and the holder of any first deed of trust on the Building. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide that such insurance policy shall not be canceled unless Landlord shall have received fifteen (15) days' prior written notice of cancellation.

         (c) Landlord's Right to Maintain Coverage. In the event Tenant shall fail to provide such insurance, or shall fail to pay the premiums when due, Landlord shall have the right to cause such insurance to be issued and to pay the premiums therefor, or any premiums in default, and to collect same as Additional Rent together with interest on the amount of such premiums from the date of payment by Landlord until the date of repayment by Tenant at the rate of twelve percent (12%) per annum or the highest legal rate, whichever is lower.

         (d) No Limitation. Except for the express mutual waiver of the rights of subrogation, neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

         (e) Compliance With Insurance Requirements. Tenant shall comply with all requirements of Landlord's and Tenant's insurance carriers and shall not do or permit to be done any act or thing upon the Demised Premises that will invalidate or be in conflict with fire insurance policies covering the Building or any part thereof, fixtures and property in the Building or the Demised Premises or any other insurance policies or coverage referred to in this paragraph, and shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters having jurisdiction, or any other similar body in the case of such fire insurance policies, and the applicable insurance rating bureau or similar body in the case of all other such insurance policies.

     17. TENANT EQUIPMENT. Maintenance and repair of equipment such as kitchen fixtures, separate air conditioning equipment, or any other type of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith; provided Landlord agrees to assign to Tenant, to the extent assignable, any warranties it has received on any such equipment.

     18. UTILITIES AND SERVICES. The Landlord shall furnish electric current required for lighting purposes and the operation of ordinary office equipment ("Normal Office Use") by Tenant in accordance with Paragraph B of the Work Letter, which usage shall be measured and computed by Landlord's check meter, water, lavatory supplies, and automatically operated elevator service during normal business hours, and normal and usual cleaning and char service in accordance with the Cleaning and Char Specifications attached hereto as Exhibit E after business hours; the Landlord further agrees to furnish heat, ventilation and air conditioning during the appropriate seasons of the year, on Monday through Friday during the hours of 8:00 a.m. through 6:00 p.m. (exclusive of legal holidays, as set forth on Exhibit F attached hereto and incorporated herein by reference ("Legal Holidays")), provided, however, that Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatever beyond the control of the Landlord.

Notwithstanding the foregoing, in the event Tenant is unable to operate from any portion of the Demised Premises for a period in excess of four (4) consecutive business days as a result of electricity, heating or air conditioning not being furnished to the Demised Premises resulting from Landlord's negligence or wrongful acts or as a result of burst, stopped or leaking water, gas, sewer or steam pipes resulting from Landlord's negligence or wrongful acts and Tenant shall vacate such portion of the Demised Premises as a result thereof, then the rental and all other additional charges provided for herein shall abate with respect to such portion of the Demised Premises (on a pro rata basis) from which Tenant cannot reasonably operate and vacates from the expiration of such four
(4) consecutive business day period until Tenant can reasonably operate from such portion of the Demised Premises. Tenant shall only be entitled to such abatement during such period the Tenant does in fact vacate such portions of the Demised Premises. Such abatement of rental shall be Tenant's exclusive remedy for such negligence or wrongful acts of Landlord. In the event Tenant shall require electric current in excess of that required for Normal Office Use or during hours other than those set forth above, and Tenant's electrical usage exceeds 4.5 watts per usable square foot or the cost of such electrical usage exceeds Tenant's electric allowance set forth in Paragraph 1(i) above, Tenant shall pay the cost thereof to Landlord on demand. In the event Tenant shall require heat, ventilation and air-conditioning ("HVAC") in excess of that required for Normal Office Use or during hours when HVAC is not otherwise furnished by Landlord, Tenant shall first procure the written consent of Landlord, which consent shall not be unreasonably withheld, and Tenant shall pay the cost thereof, including a reasonable factor for equipment depreciation and all costs, if any, associated with the installation of meters to measure cooling energy. Tenant shall notify Landlord in writing at least twenty-four
(24) hours prior to the time it requires additional HVAC. In the event Tenant shall require water in excess of that usually furnished for the use of the Demised Premises as general office space (due to the installation or use of private lavatory and/or shower facilities, or otherwise), Tenant shall first procure the written consent of Landlord, which Landlord may refuse. Landlord may condition its consent upon the installation of a separate water meter to measure the amount of water consumed upon the Demised Premises. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Tenant. The Tenant shall execute any and all applications for service or forms required by WSSC and shall pay Landlord promptly upon demand therefor by Landlord for all water consumed as shown by said meter, at the rates charged for such service by WSSC, plus any additional charges imposed by WSSC.

     19. INDEMNITY. Tenant shall indemnify Landlord and its agents and employees and save it harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises and/or the Building and grounds, or the occupancy or use by Tenant of the Demised Premises or any part thereof, occasioned by any negligent act or omission of the Tenant, its agents, contractors, employees, servants, permitted subtenants, invitees or licensees, or resulting from any Default, breach, violation or nonperformance of this Lease by Tenant. In the event that Landlord or its agents and employees shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid in connection with such litigation. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against Landlord in connection with the foregoing.

     20. DAMAGE TO DEMISED PREMISES. All injury to the Demised Premises or the Building caused by moving the property of Tenant into, in or out of, the said Building and all breakage done by Tenant or the agents, servants, employees and visitors of Tenant, shall be repaired by Tenant at the expense of the Tenant. In the event that the Tenant shall fail to do so, following written notice of such damage from Landlord to Tenant, then the Landlord shall have the right to make such necessary repairs, alterations and replacements (structural, nonstructural or otherwise) and any reasonable charge or cost so incurred by the Landlord shall be paid by Tenant with the right on the part of the Landlord to elect in its discretion, to regard the same as Additional Rent, in which event such cost or charge shall become Additional Rent payable with the installment of rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the Landlord has or may have in said circumstances.

     21. DAMAGE TO PERSONAL PROPERTY AND PERSON. All property of Tenant, its agents or invitees, or of any other person, in or on the Demised Premises or the Building, shall be and remain at the sole risk of Tenant or such agent, invitee or person. Landlord shall not be liable for any damage to or theft or loss of such property, whether or not caused by the act or omission of any person, or by the bursting, leaking or overflowing of water, sewer, steam or sprinkler pipes, heating or plumbing fixtures, air conditioning or heating failure, gas, noxious odors or noise, or any other act or thing, except to the extent of the negligence or willful misconduct of the Landlord, its agents or employees. Landlord shall not under any circumstances be liable for the interruption of or any loss to Tenant's business that may result from any of the acts or causes described above. Landlord shall not be liable for any personal injury to Tenant, its agents or invitees, or to any other person, arising from the use or occupancy or condition of the Demised Premises or the Building other than liability for personal injuries resulting directly from the negligence or willful misconduct of Landlord, its agents or employees.

     22. DESTRUCTION, FIRE AND OTHER CASUALTY. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

         (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable.

         (c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

         (d) If the Demised Premises are rendered wholly un-usable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to not rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or casualty in which event this Lease shall expire as of the date of casualty as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. In the event the Demised Premises, a substantial portion thereof, or the Building is damaged by fire and other casualty to the extent that Tenant's use of the Demised Premises is materially interfered with, and such damage (a) is not due to the negligence or willful misconduct of Tenant, its agents or employees; and (b) such damage is not repaired within one hundred eighty (180) days of the first insurance inspection of the Demised Premises or Building, then Tenant shall have the right to terminate the Lease provided Tenant notifies Landlord of its intent to so terminate within thirty (30) days of the expiration of said one hundred eighty (180) day period.

         (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right to recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. Any differences or disputes between Landlord and Tenant in respect to any matters in this paragraph shall be summarily determined by submitting the same to the American Arbitration Association in Washington, D.C. Both parties shall cooperate in expediting the hearing.

     23. BANKRUPTCY OR INSOLVENCY.

         (a) Conditions to the Assumption and Assignment of the Lease under Chapter 7 of the Bankruptcy Code. In the event that Tenant shall file a Petition for Relief pursuant to Title 7 Sections 101 et seq., or an order for Relief is entered against Tenant, under Chapter 7 of the Bankruptcy Code, and the trustee of Tenant shall elect to assume this Lease for the purpose of assigning the same, such election and/or assignment may only be made if all of the terms and conditions of subsections (b) and (d) hereof are satisfied. If such trustee shall fail to elect to assume this Lease for the purpose of assigning the same within sixty (60) days after such trustee shall have been appointed, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Demised Premises without further obligation to Tenant or trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such bankruptcy proceeding shall survive.

         (b) Conditions to the Assumption of the Lease in Bankruptcy Proceedings. In the event that Tenant files a Petition for Reorganization under Chapter 11 or 13 of the Bankruptcy Code or a proceeding filed by or against Tenant under any other Chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and the trustee of Tenant, or Tenant as a debtor-in-possession, fails to assume this Lease within sixty (60) days from the date of filing of the Petition or such conversion, the trustee or debtor-in-possession shall be deemed to have rejected this Lease. No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, have been satisfied:

               (i) The trustee or debtor-in-possession has cured or has provided Landlord adequate assurance (as defined hereunder) that (a) within ten (10) days from the date of such assumption the trustee will cure all monetary defaults under this Lease; and (b) within thirty (30) days from the date of such assumption the trustee will cure all nonmonetary defaults under this Lease.

               (ii) The trustee or debtor-in-possess ion has compensated, or has provided to Landlord adequate assurance (as defined hereunder) that within ten
(10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

               (iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                    (A) The trustee or debtor-in-possess ion shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' rent and other monetary charges accruing under this Lease; and

                    (B) The obligations imposed upon the trustee or debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy proceedings.

               (iv) Landlord has determined that the assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Demised Premises.

For purposes of this section, adequate assurance shall mean: (i) Landlord shall determine that the trustee or debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in-possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and (ii) an order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in the property of Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

         (c) Landlord's Option to Terminate Upon Subsequent Bankruptcy of Tenant. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subsection
(b) hereof and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent Petition for Reorganization under Chapter 11 of the Bankruptcy Code, then in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving written notice of its election to so terminate.

         (d) Conditions to the Assignment of the Lease in Bankruptcy Proceedings. If the trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of subsections (a) or (b) herein, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this subsection (d) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this subsection, adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions have been satisfied:

               (i) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

               (ii) If requested by Landlord, the assignee shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standard of creditworthiness; and

               (iii) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment.

         (e) Use and Occupancy Charges. When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises or any portion thereof, such charges shall not be less than the Minimum Rent as defined in this Lease and other monetary obligations of Tenant for the payment of operating expenses, real estate taxes, insurance and similar charges.

     24. DEFAULT OF TENANT.

         (a) Default of Tenant. The following events shall be a default ("Default") of Tenant under this Lease:

               (1) Failure of Tenant to make any payment of Minimum Rent within five (5) days of the date due;

               (2) Failure of Tenant to make any payment of Additional Rent hereunder within five (5) days of the date due;

               (3) Failure of Tenant to perform or comply with any provision of this Lease to be performed or complied with by Tenant, other than provisions for the payment of Minimum Rent or Additional Rent, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided that in the event such default cannot be cured within said thirty (30) day period, then the cure period shall be extended for up to an additional thirty (30) days, provided Tenant has commenced to cure the default within the original thirty (30) day period and continues to pursue such cure diligently;

               (4) The taking of this Lease or the Demised Premises, or any part thereof upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, which execution or attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof.

               (5) If Tenant fails to take possession of at least fifty percent (50%) of the Demised Premises within a reasonable period of time after the Lease Commencement Date or vacates or abandons the Demised Premises prior to the normal expiration of the term; provided Landlord's only remedy in the event of a Default solely under this subparagraph 5, shall be, at Landlord's option, to take back the Demised Premises and terminate this Lease.

               (6) The involvement of Tenant, or any guarantor of Tenant's obligations hereunder, in financial difficulties as evidenced by (a) its admitting in writing its inability to pay its debts generally as they become due, or (b) its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now existing or in the future amended), or an answer or other pleading admitting the material allegations of such a petition or seeking, consenting to or acquiescing in the relief provided for under such Code, or (c) its making an assignment of all or a substantial part of its property for the benefit of its creditors, or (d) its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property or of the Demised Premises, or (e) its being adjudicated a bankrupt or insolvent, or (f) the entry of a court order without its consent, which order shall not be vacated, set aside or stayed within ninety (90) days from the date of entry, appointing a receiver or trustee for all or a substantial part of its property or approving a petition filed against it for the effecting of an arrangement in bankruptcy or for a reorganization pursuant to the Bankruptcy Code or for any other judicial modification or alteration of the rights of creditors. The provisions of this paragraph shall apply notwithstanding the payment by Tenant of a security deposit under paragraph 7 and/or the continued willingness and ability of Tenant to pay rent and otherwise perform hereunder. The receipt by Landlord of payments of rent, as such, accruing subsequent to the time of Tenant's Default under this paragraph and before Landlord has actual notice of the occurrence of an event of Default under this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph.

         (b) Remedies Upon Default. Upon the occurrence of a Default, Landlord shall have the right, at its election, then or at any time thereafter either:

               (1) To give Tenant written notice of Landlord's intent to terminate this Lease on the date of the notice or on any later date specified in the notice, and on such date Tenant's right to possession of the Demised Premises shall cease and this Lease shall thereupon be terminated; or

               (2) Without demand or notice, to reenter and take possession of all or any part of the Demised Premises, and expel Tenant and those claiming through Tenant, and remove the property of Tenant and any other person, either by summary proceedings or by action at law or in equity or otherwise, without being deemed guilty of trespass and without prejudice to any remedies for nonpayment or late payment of rent or breach of covenant. If Landlord elects to reenter under this subsection, Landlord may terminate this Lease, or, from time to time, without terminating this Lease, may relet all or any part of the Demised Premises as agent for Tenant for such term or terms and at such rental and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Demised Premises. No such reentry or taking of possession of the Demised Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant under subparagraph (b) (1) above, or unless the termination be decreed by a court of competent jurisdiction at the instance of Landlord.

         (c) Liability of Tenant. If Landlord terminates this Lease pursuant to subparagraph (b) above, Tenant shall remain liable (in addition to accrued liabilities) for (1) adjusted Minimum Rent, Additional Rent and any other sums provided for in this Lease until the date this Lease would have expired had such termination not occurred, and any and all expenses (including attorney's fees, disbursements and brokerage fees) incurred by Landlord in reentering and repossessing the Demised Premises, in making good any Default of Tenant, in painting, altering, repairing or dividing the Demised Premises, in protecting and preserving the Demised Premises by use of watchmen and caretakers, and in reletting the Demised Premises, and any and all expenses which Landlord may incur during the occupancy of any new tenant; less (2) the net proceeds of any reletting prior to the date this Lease would have expired if it had not been terminated. Tenant agrees to pay to Landlord the difference between items (1) and (2) above for each month during the term, at the end of each such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorney's fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant's liability shall survive the institution of summary proceedings and the issuance of any writ of restitution thereunder. Landlord agrees to use commercially reasonable efforts to mitigate its damages; provided Landlord shall not be required to relet the Demised Premises prior to leasing any other space in the Center.

         (d) Liquidated Damages. If Landlord terminates this Lease pursuant to this Paragraph 24, Landlord shall have the right, at any time, at its option, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under Paragraph 24(c) the rent and all other charges which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, minus the fair rental value negotiated in good faith and at arm's length, of the Demised Premises for the same period, which amount shall be discounted at eight percent (8%) per annum. If the Demised Premises shall have been relet for all or part of the remaining balance of the Term by Landlord after a Default but before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed the fair rental value of the Demised Premises for purposes of the foregoing determination of liquidated damages. Upon payment of such liquidated and agreed final damages, Tenant shall be released from all further liability under this Lease with respect to the period after the date of demand.

         (e) Waiver. Tenant, on its own behalf and on behalf of all persons claiming through Tenant, including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to the service of any notice of intention to reenter which may otherwise be required to be given, (2) to redeem the Demised Premises, (3) to reenter or repossess the Demised Premises, or (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, whether such dispossession, reentry, expiration or termination be by operation of law or pursuant to the provisions of this Lease.

         (f) Right to Enjoin, Etc. In the event of any breach or threatened breach by Tenant or any person(s) claiming through Tenant of any of the provisions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or otherwise as if reentry, summary proceedings or other specific remedies were not provided for in this Lease.

         (g) Right of Distress. Landlord shall, to the extent permitted by law, and subject to the prior rights of secured creditors, have (in addition to all other rights) a right of distress for rent and a lien on all Tenant's personal property as security for all adjusted Minimum Rent, Additional Rent and any other sums payable under this Lease.

         (h) Remedies Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord now or hereafter existing under law.

     25. WAIVER. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     26. SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Demised Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute promptly any certificate that the Landlord or the party secured by any deed of trust, or any successor in interest may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant.

Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale; and the Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease; provided, however, that the party secured by such deed of trust and any successor in interest shall not be bound by any payment in rent in advance for more than thirty (30) days or by any amendment or modification of this Lease made subsequent to the date of recordation of such deed of trust without the consent of the party secured by such deed of trust or such successor in interest. Landlord represents that the Building is currently not encumbered by a mortgage. Landlord agrees to use reasonable efforts to obtain a non-disturbance agreement from any future mortgage, provided Tenant shall pay any costs charged by the mortgagee for such non-disturbance agreement. At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and Tenant covenants and agrees to attorn to such Landlord or to any successor to Landlord's interest in such ground or underlying lease, and in that event, this Lease shall continue as a direct lease between the Tenant herein and such Landlord or its successor; and, in any case, such Landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made; and provided, further such landlord or successor under such ground or underlying lease shall not be bound by this Lease or any amendment or modification of this Lease unless, prior to the termination of such ground or underlying lease, a copy of this Lease or amendment or modification thereof, as the case may be, shall have been delivered to such landlord or successor.

     27. CONDEMNATION. If the whole or a substantial part of the Demised Premises shall be taken or condemned by any governmental authority for any public or quasi-public use or purpose, then the Term of this Lease shall cease and terminate as of the date when title vests in such governmental authority, and Tenant shall have no claim against Landlord (or otherwise) for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired Term of the Lease; provided, however, that Tenant may assert any claim that it may have against the condemning authority for compensation for any fixtures owned by Tenant and for any relocation expenses compensable by statute. The rent, however, shall be abated on the date when such title vests in such governmental authority. If less than a substantial part of the Demised Premises is taken or condemned by any governmental authority for any public or quasi-public use or purpose, the rent shall be adjusted on a square footage basis on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For purposes hereof, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant. If a substantial portion of the parking facilities or Building is taken or condemned by any governmental authority, which taking or condemnation unreasonably interferes with the operation of Tenant's business, then Tenant shall have the right to terminate this Lease by providing Landlord written notice of its election to terminate within thirty (30) days of such taking or condemnation.

     28. RULES AND REGULATIONS. Tenant, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit C and such other rules or regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building, provided that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Lease and a copy thereof is sent to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, or invitees, provided Landlord agrees to enforce the rules and regulations in a fair and non-discriminatory manner.

     29. RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT; LATE PAYMENTS. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then after ten (10) days notice from Landlord, Landlord may, but shall not be required to, make such payments or do such act, and the amount of the expense thereof, if made or done by Landlord, with interest thereon at the then prime rate charged by Riggs National Bank, from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder due and payable with the next monthly installment of rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure such Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. If Tenant fails to pay any installment of rent on or before the first day of the calendar month when such installment is due and payable, such unpaid installment shall bear interest at the then prime rate charged by Riggs National Bank, from the date such installment became due and payable to the date of payment thereof by Tenant. If Riggs National Bank ceases to publish a prime rate, interest shall be at the prime rate charged by Citibank, F.S.B. Such interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of rent. In addition, Tenant shall pay to Landlord, as a "late charge" five percent (5%) of any payment herein required to be made by Tenant which is more than ten (10) days late to cover the costs of collecting accounts past due.

     30. HOLDING OVER. If the Tenant shall, without the consent of the Landlord, continue to remain in the Demised Premises after the expiration of the Term of this Lease, then and in that event, Tenant shall, by virtue of this Agreement become a tenant by the month at a monthly rental equal to one hundred fifty percent (150%) of the monthly installment of rent agreed by the said Tenant to be paid as aforesaid for the first two (2) months of such holdover, and thereafter at a rental rate equal to twice the monthly installment of rent in effect prior to the holdover, commencing said monthly tenancy with the first day next after the end of the Term above described; in addition, Tenant shall pay to Landlord all costs and damages incurred by Landlord as a result of Tenant's holding over, which sums shall be deemed Additional Rent; and said Tenant shall give to the Landlord at least thirty (30) days' written notice of any intention to quit the Demised Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Demised Premises, except in the event of non-payment of rent in advance or of the breach of any other covenant by said Tenant, in which event the said Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived; provided, however, that in the event that the Tenant shall hold over after the expiration of the Term hereby created, and if the Landlord shall desire to regain possession of the Demised Premises promptly at the expiration of the Term aforesaid, then at any time prior to Landlord's acceptance of rent from the Tenant as a monthly tenant hereunder, the Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force.

     31. NO REPRESENTATIONS BY LANDLORD. Except as expressly provided in this Lease or the Addendum, neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein set forth. Tenant, by taking possession of the Demised Premises, shall accept the same "as is", and such taking of possession shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession; subject to the completion of any "punch list" items.

     32. BROKERS. Tenant represents and warrants that Tenant has dealt only with the broker identified in Paragraph 1(n) above in connection with this Lease and that insofar as Tenant knows, no other broker participated in or negotiated this Lease or is entitled to any commission in connection therewith and Tenant agrees to defend, indemnify, and hold Landlord harmless from any claims by any other broker alleging to have acted on behalf of Tenant. The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty in making this Lease.

     33. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or sent by certified or registered mail, return receipt requested, first class, postage prepaid, (i) if to Landlord, to the address set forth in Paragraph 1(o) above, and (ii) if to Tenant, at 6550 Rock Spring Drive, Suite 500, Bethesda, MD 20817 prior to the Lease Commencement Date and at the Demised Premises after the Lease Commencement Date, unless notice of a change of address is given pursuant to the provisions of this paragraph.

34. ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing(i) certifying that this Lease has been unmodified since its execution and is in full force and effect (or if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (ii) stating the dates, if any, to which the rent and sums hereunder have been paid by Tenant, (iii) stating whether or not to the knowledge of Tenant, there are then existing any Defaults under this Lease (and, if so, specifying the same), and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto shall provide that such statement may be relied upon by Landlord or any prospective purchaser or mortgagee of the land and Building or any part therein. Tenant's failure to execute and deliver such statement within the time specified shall be deemed the equivalent of the delivery of a statement to the effect that Landlord is in full compliance with the terms of this Lease. Furthermore, in the event Tenant fails or refuses to execute and deliver such statement, Landlord may, as the attorney and agent of the Tenant, execute such statement and in such event the Tenant hereby confirms and ratifies any such statement so executed.

     35. FINANCING REQUIREMENTS. In the event that any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing the first mortgage interim construction financing for the Building and/or the first mortgage permanent financing for the Building requires, as a condition of such financing, that modification to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect Tenant's use of the Demised Premises as herein permitted, (c) do not materially alter the approved architectural plans and specifications, and (d) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and Tenant shall enter into and execute a written amendment hereto incorporating such required modifications within fifteen (15) days after the same has been submitted to Tenant by Landlord. If Tenant shall fail to so enter into and execute such a written amendment, then Landlord shall thereafter have the right, at its sole option, to cancel and terminate this Lease, by giving Tenant written notice of such termination and Landlord shall thereupon be relieved from any and all further liability or obligations hereunder.

     36. COVENANTS OF LANDLORD. Landlord covenants that it has the right to make this Lease, and that if Tenant shall pay the rental and perform all of Tenant's obligations under this Lease, Tenant shall, during the term hereof, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord. The term "Landlord" as used herein shall mean solely the owner of Landlord's interest in the property, whomever that may be at the relevant time, so that in the event of any sale or transfer of Landlord's interest in the property any prior Landlord shall be freed and relieved of all covenants and obligations of Lessor hereunder.

     37. LIEN FOR RENT. Tenant hereby grants to Landlord, subject to the prior rights of secured creditors, a lien on all personal property of Tenant now or hereafter placed in or on the Demised Premises (except such part of any property as may be exchanged, replaced, or sold from time to time in the ordinary course of business) and such property shall be and remain subject to such lien of Landlord for payment of all rent and all other sums agreed to be paid by Tenant herein or for services or costs relating to the Demised Premises that Tenant may hereafter agree to pay to Landlord. Said lien shall be in addition to and cumulative of the Landlord's lien rights provided by law. Landlord may file and sign for Tenant a Uniform Commercial Code (UCC-1) financing statement describing such lien and personalty.

     38. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto. Landlord may freely and fully assign its interest hereunder.

     39. ENTIRE AGREEMENT. This Lease, together with the Exhibits and any Addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained in this Lease and Exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

     40. APPLICABLE LAWS. It is the agreement of the parties that this Lease is to be construed under the laws of the jurisdiction in which the Building is located.

     41. LIMITATION OF LANDLORD'S LIABILITY.

         (a) The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

         (b) Neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease other than the obligations to make payments hereunder, nor be liable for loss or damage for failure to do so, nor shall Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of any foreign country, fire and casualty, legal requirements, energy shortage, or causes beyond the reasonable control of such party, unless such loss or damage results from willful misconduct or negligence by such party or its employees.

     42. WAIVER OF REDEMPTION. Tenant hereby expressly waives, for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Demised Premises as herein provided.

     43. NO OPTION. The submission of this Lease for examination by Tenant does not constitute a reservation of or option for the Demised, Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant

     44. ATTORNEY'S FEES. In the event Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Demised Premises in the hands of an attorney, or files suit upon the same, the prevailing party shall be entitled to recover its reasonable attorney's fees from the non-prevailing party.

     45. PARTIAL INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, by the final ruling of a court of competent jurisdiction, then in place of such invalid or unenforceable provision, to the extent practical, there shall be substituted a like but valid and enforceable provision which comports with the findings of the aforesaid court and most nearly accomplishes the original intentions of the parties, and, in any event, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be effected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     46. PRONOUNS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The Landlord has been referred to in neuter form, for convenience.

     47. PARKING.

         (a) So long as Tenant is not in default under this Lease, Landlord hereby grants to Tenant, at no additional cost to Tenant, a non-exclusive license (the "License") to park the number of cars set forth in Paragraph 1(q) above ("Parking"), for use solely by Tenant and Tenant's employees, guests and invitees in the parking area or areas serving the Building (the "Designated Parking Area"). The use of any more than the allotted Parking after thirty (30) days notice by Landlord, by Tenant, its employees, guests or invitees ("Over-use") shall be deemed an event of default under this Lease and Landlord may exercise such remedies as are provided pursuant to Paragraph 24 of this Lease. Landlord shall not be responsible to Tenant for enforcing the License or violation of the provisions of this paragraph by co-tenants of the Building, by third parties, or guests or visitors to the Building.

     (b) Two (2) of the parking spaces allotted to Tenant shall be designated and striped (at Landlord's expense) as reserved for the exclusive use of Tenant, its employees, agents, contractors, servants, permitted subtenants licensees and invitees. The reserved spaces shall be located in a specific location to be mutually agreed upon by Landlord and Tenant. Tenant shall be solely responsible for assigning the reserved parking spaces and supervising the use of the reserved parking spaces by its employees.

         (c) Landlord shall have the right to revoke the License: (1) in the event of an Over-use, or (2) in the event of any occurrence not caused by Landlord which reduces the number of parking spaces in the Designated Parking Area to the extent of Tenant's Pro Rata Share of the number of parking spaces by which the Designated Parking Area is so reduced, other than the event of any condemnation or taking by any lawful authority of any portion of the Designated Parking Area which reduction is covered by Paragraph 27.

         (d) In the event the parking areas serving the Center become unavailable or restricted to the extent that Tenant cannot reasonably operate its business on a continuing basis, then Tenant shall have the right to terminate this Lease by providing Landlord with written notice of its election to so terminate within thirty (30) days from the date the parking areas become unavailable.

     48. COSTS ASSOCIATED WITH LANDLORD'S APPROVAL. In any and all cases where Landlord's consent or approval is required under this Lease (excluding consents for delivery of furniture), Tenant shall, upon Landlord's demand, reimburse Landlord, as Additional Rent, for all reasonable actual out of pocket costs and expenses, including but not limited to architectural, engineering and legal fees, which Landlord incurs in determining whether to grant its consent or approval. Landlord shall use good faith efforts to advise Tenant of any costs which may be associated with Tenant's request for Landlord's consent, and Tenant shall be entitled to withdraw its request.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal the day and year first hereinbefore written.

                                            LANDLORD:

Attest:                                     BELLEMEAD DEVELOPMENT
                                             CORPORATION


/s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE] Sr. Vice President
----------------------------------          ----------------------------------



                                            TENANT:

Attest:                                     SCHOENKE & ASSOCIATES CORPORATION


/s/ [ILLEGIBLE]                          By: /s/ RAYMOND J. SCHOENKE, JR.
----------------------------------          ----------------------------------
                                            Raymond J. Schoenke, Jr., Chairman
                                            and Chief Executive Officer

                               ADDENDUM TO LEASE

     THIS ADDENDUM is made this 30 day of Dec. 1996, by and between BELLEMEAD DEVELOPMENT CORPORATION ("Landlord") and SCHOENKE & ASSOCIATES CORPORATION ("Tenant") as an Addendum to the Lease Agreement of even date herewith for space in the building located at 20250 Century Boulevard, Germantown, Maryland 20874 ("Lease"). Unless otherwise defined herein, all capitalized terms herein shall have the same meanings given to them in the Lease.

     1. CONDITION OF DEMISED PREMISES. The Demised Premises consist of approximately 14,720 rentable square feet, measured in accordance with BOMA standards, and including a core factor of 14%. Notwithstanding anything contained in the Lease or the Work Letter to the contrary, Landlord shall alter the Demised Premises, utilizing building standard materials, in accordance with the notes set forth on Exhibit A and A-1, and in accordance with all applicable laws. To the extent Exhibits A and A-1 conflict with the Work Letter, the terms of Exhibits A and A-1 shall control.

     2. ADDITIONAL TENANT ALLOWANCE. Landlord shall provide Tenant with an allowance of Twenty-Nine Thousand Four Hundred Forty and N0/100 Dollars ($29,440.00), or $2.00 per rentable square foot ("Tenant Allowance") to be applied toward the costs of above standard work (as defined in the Work Letter) or Tenant's moving expenses. The costs of any above standard work shall include Landlord's normal 8.5% for overhead and 5% for profit. Prior to commencing any above standard work, Landlord shall submit to Tenant a written statement of the cost of such work, which statement shall set forth therein the extent to which, if at all, the costs of such work exceeds the Tenant Allowance ("Excess Cost"). Tenant agrees to pay the Excess Cost to Landlord promptly upon being billed therefor. To the extent Tenant elects to use the Tenant Allowance for moving expenses, Landlord agrees to reimburse Tenant, upon receipt of paid invoices therefor, for Tenant's reasonable moving expenses, not to exceed the available portion of the Tenant Allowance.

     3. LANDLORD WARRANTIES. Landlord warrants that the Building complies with all codes and ordinances applicable to the ownership of the Building, including the Americans with Disabilities Act. Landlord agrees to maintain the Building and its structural components in accordance with all applicable laws and regulations. To the best of Landlord's knowledge, (a) no Hazardous Substances have been stored on or disposed of in the Building and there exists no state of facts that would be indication of any such storage or disposal of Hazardous Substances, (b) no lead paint has been used in the Building, and

(c) no asbestos has been used in the Building. As used herein, "Hazardous Substances" means all materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act (Superfund or CERCLA), 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA).

     4. WARRANTY AS TO MECHANICAL EQUIPMENT AND UTILITIES. Landlord warrants the mechanical equipment and the utilities to be in good serviceable and proper operating condition, and agrees it will maintain the Building and such equipment and utilities (including all plumbing, heating and cooling systems, and all electrical and mechanical devices and fixtures, but excluding any equipment to be maintained by Tenant pursuant to Paragraph 17 of the Lease) in this condition during the Term of this Lease.

     5. ANNUAL INCREASES TO RENT. On the first day of the second Lease Year, as hereinafter defined, and on the first day of each subsequent Lease Year, Annual Rent then in effect shall be increased by two and one-half percent (2.5%). "Lease Year" shall mean each twelve month period running from the Lease Commencement Date, or the first day of the first month following the Lease Commencement Date if the Lease Commencement Date is other than the first day of a month.

     6. OPERATING EXPENSE ALLOWANCE. Paragraph 1(i) of the Lease is hereby modified to read as follows: Tenant's per rentable square foot per annum general operating expense allowance shall equal the actual Operating Expenses, as defined in paragraph 7, incurred by Landlord during the calendar year 1997, adjusted to reflect 95% occupancy of the Building, divided by 106,794, the total rentable square feet in the Building. Tenant's per rentable square foot per annum electrical expense allowance shall equal the actual expenses for electric current in the Building incurred by Landlord during the calendar year 1997, adjusted to reflect 95% occupancy of the Building, divided by 106,794, the total rentable square feet in the Building.

     7. REAL ESTATE TAX ALLOWANCE. Paragraph 1(j) of the Lease is hereby modified to read as follows: Tenant's per rentable square foot per annum real estate tax allowance shall equal: the total Real Estate Taxes, as defined in paragraph 7, as would be incurred if the Building were fully assessed during calendar year 1997, divided by 106,794, the total rentable square feet in the Building.

     8. EXCLUSIONS FROM OPERATING EXPENSES. The following shall be additional exclusions from operating Expenses under the Lease:

     (a) All costs and expenses, including any labor costs, charges, repairs, improvements or expenses directly or indirectly related to the ownership or operation of the rentable area of any retail space in the Building;

     (b) Management fees, in excess of four percent (4%).

     (c) Costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building;

     (d) Wages, salaries, fees and fringe benefits paid to employees of any property management organization being paid a fee by Landlord for its services (or to any employees of Landlord who are not assigned to the operation, management maintenance or repair of the Building on a full-time basis, including any accounting or clerical personnel and other overhead expenses of Landlord) or administrative and executive personnel or officers, partners, shareholders, or directors of Landlord or of Landlord's managing agent above the grade of building manager;

     (e) Loan payments, charges for depreciation of the Building or equipment and any interest or other financing charge or refinancing costs;

     (f) Costs relating to activities for the solicitation and execution of leases of space in the Building, including legal fees, real estate brokers, commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, lease assumptions or any other cost and expenses incurred in the connection with the leasing of any space in the Building;

     (g) Violations of legal requirements in the construction of the Building or in the Building equipment;

     (h) The cost of any repair made by Landlord because of any fire or other casualty or the total or partial destruction or condemnation of the Building or any portion of the Building to the extent Landlord receives compensation therefor through insurance or condemnation proceeds;

     (i) Any increase in an insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant, and actually paid for by such tenant;

     (j) Any cost for which Landlord is reimbursed by insurance proceeds, warranties, service contracts, condemnation proceeds or otherwise;

     (k) The cost of any repairs, alterations, additions, changes, replacements, renovations, and other items which under generally accepted accounting principles are properly classified as capital expenditures, unless specifically provided otherwise in the Lease;

     (1) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; or any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arms-length competitive prices paid in Rockville, MD for similar services or goods provided;

     (m) The cost of tools and equipment used in the construction, operation, repair and maintenance of the Building;

     (n) The cost of alterations, renovations or improvements for rentable space in the Building;

     (o) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

     (p) Capital improvements or expenditures incurred to reduce operating expenses shall be included in Operating Expenses to the lesser of the annual amortized amount of said improvements or expenditures (over the useful life of the improvements or item) or the actual annual savings;

     (q) Inheritance, gift, transfer, franchise, excise, net income, and profit taxes, capital levies imposed on Landlord;

     (r) Ground rent or similar payments to a ground lessor;

     (s) Cost of installing, operating and maintaining any specialty service operated by Landlord, such as a luncheon, athletic or recreational club in the Building; any bad debt loss; costs and expenses incurred in connection with any transfer of an interest in Landlord, Building or the Land; and any cost or expense necessitated by or resulting from the negligence of Landlord, its agents or employees.

     (t) Reserves for repairs, maintenance and replacements;

     (u) Costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

     (v) Interest or penalties arising by reason of Landlord's failure to timely pay any Taxes or Operating Expenses;

     (w) Costs incurred to remove any hazardous or toxic wastes, materials or substances from either the Building or the Land; and

     (x) Costs incurred by Landlord for consents or approvals required by tenant leases, based upon specific requests of tenants.

     9. SECURITY DEPOSIT. If the security deposit is in the form of cash, the deposit will be held in an interest bearing money market fund account in Summit Bank or such other similar account at another bank where Landlord may maintain its security deposits in the future. This account will be utilized solely for security deposits held by the Landlord and be separate from any other accounts maintained by the Landlord for the operation of the building. Tenant's security deposit will not be used for any other purpose other than that provided in
Section 8 of the Lease. Provided there has not been a Default under the Lease, then Landlord shall refund to Tenant portions of the security in accordance with the following schedule:

          (a) At the beginning of the third Lease Year, Landlord shall refund to Tenant $30,000.00 of the security deposit plus three-tenths of all interest accrued thereon.

          (b) At the beginning of the sixth Lease Year, Landlord shall refund to Tenant $30,000.00 of the security deposit plus three-sevenths of all interest accrued thereon.

          (c) At the beginning of the ninth Lease Year, Landlord shall refund to Tenant $30,000.00 of the security deposit plus three-eighths of all interest accrued thereon.

Landlord's failure to return the Security Deposit in accordance with this paragraph shall not constitute a default by Landlord under the Lease unless Tenant notifies Landlord in writing that Tenant is entitled to a partial refund of the security deposit, and Landlord fails to refund such amount to Tenant within fifteen (15) days of the date of Tenant's notice.

     10. LANDLORD'S INSURANCE AND LIABILITY. Landlord shall maintain at its sole cost, and maintain during the term of this Lease, fire, extended coverage, malicious mischief and vandalism insurance on the Demised Premises, in an amount not less than the full replacement value of the Building and, improvements therein and comprehensive general liability insurance in an amount not less than $5 million combined single limit for bodily injury, property damage and personal liability. Such policies shall contain an express waiver of any right of subrogation by the insurance company against Tenant, its agents and employees.

     11. INDEMNIFICATION. Landlord shall indemnify Tenant and its agents and employees and save Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising out of any occurrence in, upon or at the common areas of the Building occasioned by any negligent act or omission of Landlord, its agents, contractors, servants, invitees, licensees or employees, or resulting from any breach, violation or nonperformance of this Lease by Landlord.

     12. SUBJECT TO RIGHT OF FIRST REFUSAL. The Lease is subject to a right of first refusal of Telogy Network, Inc. ("Telogy") to lease the Demised Premises. Landlord has provided or agrees to provide Telogy with notice of the Lease.

     13. RIGHT OF REFUSAL. (a) Subject to the prior right of first refusal of Telogy as to any space that has not been leased on the fourth floor, and subject to the conditions set forth below, if Landlord hereafter desires to lease all or any part of space available on the fourth floor of the Building ("Refusal Space") or the Refusal Space plus any additional space in the Building (and for purposes thereof, any such additional space shall be deemed to be part of the Refusal Space) to a prospective third party tenant pursuant to a bona fide written offer, proposal or term sheet from Landlord to said third party tenant or from said third party tenant to Landlord, and provided Telogy has notified Landlord that it does not intend to exercise any refusal rights it has, Landlord shall give Tenant, in writing, notice ("Refusal Space Notice"), which Refusal Space Notice shall give Tenant the right to lease the subject Refusal Space on the same terms and conditions with which Landlord is willing to enter into a lease with the prospective third. Landlord's Refusal Space Notice shall specify (a) the Refusal Space that Landlord desires to lease, (b) the date upon which such Refusal Space shall or is estimated to be available for occupancy,
(c) the annual rate of base rent per square foot of rentable area which Landlord desires to charge for such Refusal Space, (d) the amount of all rent adjustment(s) which Landlord desires to charge for such Refusal Space, (e) the term of the proposed Lease, (f) the tenant improvements/or tenant improvement allowance that Landlord is willing to make or is offering, (f) and such other terms and conditions as Landlord deems appropriate. Tenant shall notify Landlord, in writing, within three (3) business days (time being of the essence) of receipt of Landlord's Refusal Space Notice whether Tenant elects to lease all, but not less than all, of the subject Refusal Space on the terms and conditions contained in the Refusal Space Notice. If Tenant fails to notify Landlord of its intention to lease the subject Refusal Space within the above-referenced three (3) day period or if Tenant rejects Landlord's offer contained in the Refusal Space Notice, then Landlord may at any time within 120 days thereafter lease the subject Refusal Space to any other party on substantially the same terms as those set forth in the applicable Landlord's Refusal Space Notice, and upon such other terms and provisions as Landlord may elect, without again complying with the provisions of this Paragraph and affording Tenant the right to again exercise a right of first refusal with respect to the applicable Refusal Space. If Landlord does not lease the Refusal Space within such 120 day period, the provisions of this Paragraph shall apply again to such space. All of the provisions of this Lease, to the extent not inconsistent with the provisions contained in the Refusal Space Notice, or otherwise set forth therein as being otherwise or inapplicable, shall apply to the lease of the applicable Refusal Space, provided that there shall be no tenant allowance for such Refusal Space, except as may be specifically provided for in the Refusal Space Notice. Tenant shall execute an amendment to this Lease, reflecting all appropriate adjustments within five (5) business days after Landlord's delivery of such amendment to Tenant.

     (b) In addition to the conditions enumerated in subparagraph (a) above, Tenant's right of refusal for the Refusal Space shall also be strictly conditioned upon and subject to each of the following (provided, Landlord in its sole discretion shall be entitled to waive any or all of these conditions):

          (i) As of the date of Landlord's Refusal Space Notice, (A) Tenant shall not be in default under the terms or provisions of this Lease, and (B) Tenant shall be in occupancy of the entire Demised Premises; except that Tenant shall be entitled to have sublet no more than 3,000 square feet, provided such sublease is for less than the remainder of the Term. Tenant's right to lease the Refusal Space is further conditioned upon Tenant occupying the entire Demised Premises as of the Commencement Date for such additional premises; and

          (ii) Tenant's right of first refusal shall be deemed personal to the Tenant named on the first and last page of this Lease, or an affiliate of such Tenant, and may not be assigned or transferred.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Addendum to Lease as of the date first above written.


                                            LANDLORD:

Attest:                                     BELLEMEAD DEVELOPMENT
                                             CORPORATION


/s/ [ILLEGIBLE]                          By: /s/ [ILLEGBILE] Sr. Vice President
----------------------------------          ----------------------------------



                                            TENANT:

Attest:                                     SCHOENKE & ASSOCIATES CORPORATION


/s/ [ILLEGIBLE]                          By: /s/ RAYMOND J. SCHOENKE, JR.
----------------------------------          ----------------------------------
                                            Raymond J. Schoenke, Jr., Chairman
                                            and Chief Executive Officer